Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

WEBs ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2497 Aspen Springs Dr, Park City, UT	84060
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest,
$.01 par value per share,
of

WEBs Defined Volatility XLE ETF,

WEBs Defined Volatility XLB ETF,

WEBs Defined Volatility XLI ETF,

WEBs Defined Volatility XLY ETF,

WEBs Defined Volatility XLP ETF,

WEBs Defined Volatility XLV ETF,

WEBs Defined Volatility XLF ETF,

WEBs Defined Volatility XLK ETF,

WEBs Defined Volatility XLC ETF,

WEBs Defined Volatility XLU ETF and

WEBs Defined Volatility XLRE ETF

The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- ☐

Securities Act registration statement file number to which this form relates: 333-215607

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the WEBs Defined Volatility XLE ETF, WEBs Defined Volatility XLB ETF, WEBs Defined Volatility XLI ETF, WEBs Defined Volatility XLY ETF, WEBs Defined Volatility XLP ETF, WEBs Defined Volatility XLV ETF, WEBs Defined Volatility XLF ETF, WEBs Defined Volatility XLK ETF, WEBs Defined Volatility XLC ETF, WEBs Defined Volatility XLU ETF and WEBs Defined Volatility XLRE ETF (the “Funds”), each a series of the WEBs ETF Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Funds’ prospectus, which is a part of Post-Effective Amendment No. 82 to the Registration Statement on Form N-1A (Registration Nos. 333-215607 and 811-23227), filed with the Securities and Exchange Commission on or about June 10, 2025. Such description is incorporated by reference herein.

Item 2.	Exhibits

1.       Registrant’s Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-215607) filed on January 18, 2017.

2.       Registrant’s Certificate of Trust of Registrant is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-215607), filed on December 6, 2024.

3.       Registrant’s Certificate of Amendment to Certificate of Trust of Registrant is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-215607), filed on December 6, 2024.

4.       Registrant’s Certificate of Amendment to Certificate of Trust of Registrant is incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-215607), filed on December 6, 2024.

5.       By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-215607) filed on April 25, 2019.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WEBs ETF Trust

By:	/s/ Kevin Rich
Kevin Rich
Vice President

June 10, 2025

Exhibit 1

Fund	I.R.S. Employer Identification No.
WEBs Defined Volatility XLE ETF	33-6787742
WEBs Defined Volatility XLB ETF	33-6791617
WEBs Defined Volatility XLI ETF	33-6793694
WEBs Defined Volatility XLY ETF	33-6798334
WEBs Defined Volatility XLP ETF	33-6802932
WEBs Defined Volatility XLV ETF	33-6807341
WEBs Defined Volatility XLF ETF	33-6811663
WEBs Defined Volatility XLK ETF	33-6817048
WEBs Defined Volatility XLC ETF	33-6822117
WEBs Defined Volatility XLU ETF	33-6826949
WEBs Defined Volatility XLRE ETF	33-6831855